                     TruServ Corporation
      Variable Denomination Floating Rate Demand Notes

            Supplement No. 16 Dated December 15, 1997
                             to
 Prospectus Dated June 20, 1997, as heretofore supplemented


  The current interest rate payable on the Company's
Variable Denomination Floating Rate Demand Notes is 5.16%.